Exhibit 5.1


GOODWIN PROCTER

October 3, 2002

We hereby consent to the reliance on our opinion dated May 2, 2002 by Paul, Hastings, Janofsky and Walker LLP, to use of the opinion as an exhibit to Amendment No. 1 to the Registration Statement of American Mortgage Acceptance Company on Form S-3/A and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.


/S/ GOODWIN PROCTER LLP